SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made as of October 20, 2026, by and among iQSTEL, Inc., a Nevada corporation (the “Company”), M2B Funding Corp., a Florida corporation (“M2B”), and ADI Funding LLC, a Florida limited liability company (“ADI”; each of M2B and ADI, a “Purchaser” and collectively, the “Purchasers”).

The Company desires to issue and sell, and each Purchaser desires to acquire, two separate senior secured, nonconvertible promissory notes, each in a principal amount of up to $1,500,000 (each a “Note” and together the “Notes”), funded in two tranches, together with a pre-funded common stock purchase warrant (the “Warrant”), on the terms below. The Notes, Pre-funded Warrant and any shares issuable under them are the “Securities.”

ARTICLE I — PURCHASE AND CLOSINGS

1.1  Purchase and Funding. Subject to this Agreement, each Purchaser shall acquire its own senior secured nonconvertible promissory note in a maximum principal amount of $1,500,000 (each a “Note” and collectively, the “Notes”), through (a) an initial gross advance of $750,000 by each Purchaser on October 20, 2026 (“Tranche A”), aggregating $1,500,000, and (b) a second gross advance of $750,000 by each Purchaser on or before December 1, 2026 (“Tranche B”), aggregating $1,500,000, subject in each case to the applicable closing conditions. Outstanding principal under each Note equals amounts actually advanced by the applicable Purchaser, including fees withheld from Tranche A under Section 1.3 that are deemed funded principal. The Company shall execute and deliver a separate Note to each Purchaser evidencing both of that Purchaser’s tranches, with a separate funding and amortization ledger.

1.2    Note Economics. Each tranche bears interest at 18% per annum, payable monthly in cash, and amortizes in four installments equal to 25% of the original principal of that tranche at six, twelve, eighteen and twenty-four months after its actual funding date. Each tranche matures twenty-four months after its actual funding date. The Notes shall govern computation conventions, default interest, prepayment, issuer stock-payment elections, and remedies. The Notes does not grant each Purchaser a conversion right.

1.3  Fees and Net Proceeds. At the initial Closing, the Company shall pay to each Purchaser a $10,000 legal fee and a $10,000 non-accountable expense fee, each fully earned and nonrefundable, by deduction from that Purchaser’s $750,000 gross Tranche A advance. Accordingly, $750,000 of principal shall be deemed funded and outstanding under each Note at the initial Closing, and each Purchaser shall remit $730,000 net cash to the Company ($1,460,000 aggregate net cash). No additional fee shall be deducted from Tranche B absent a separate written agreement with the affected Purchaser; the contemplated Tranche B net remittance is $750,000 per Purchaser ($1,500,000 aggregate).

1.4  Pre-funded Warrants. At the initial Closing, the Company shall issue to M2B one Pre-funded Warrant exercisable for 210,000 shares and to ADI one Pre-funded Warrant exercisable for 210,000 shares, totaling 420,000 shares of Common Stock, in each case subject to adjustment under the respective warrant. The nominal exercise price is $0.0001 per share. Both warrants are fully earned and issued at the initial Closing, regardless of whether Tranche B is funded. The parties shall confirm the consideration allocation and accounting treatment before execution; no additional $300,000 cash contribution is presumed.

1.5    Issuer Stock Payments. Only the Company, not each Purchaser, may elect to satisfy scheduled Note principal with common stock, strictly subject to the Notes. No stock payment election is effective until the parties execute a written Stock Payment Price formula and applicable issuance conditions are met; otherwise the affected principal is payable in cash when due. Interest is payable in cash. Neither this Agreement nor the Notes guarantees Rule 144 eligibility, holding-period tacking or unrestricted resale.

1.6    Closings and Deliveries. The initial Closing may occur by exchange of signed documents and wire transfer. The Company shall deliver (i) executed Note, (ii) executed Security Agreement and perfection deliverables,

(iii) executed Pre-funded Warrant, (iv) board resolutions and officer certificate, (v) good-standing and charter evidence, (vi) lien-search results and agreed lien releases or subordinations, (vii) transfer-agent acknowledgment and warrant share-reservation evidence, and (viii) other documents reasonably necessary to establish the contemplated security and valid issuance. each Purchaser shall deliver the net initial wire. At Tranche B Closing, the Company shall deliver a bring-down certificate, updated lien searches on request, updated borrowing and collateral confirmation and any required reaffirmations; each Purchaser shall wire the second advance.

1.7    Conditions to Purchaser Funding. Each advance is conditioned upon: accurate Company representations in all material respects (qualified representations accurate as written); performance of covenants; absence of Default or Event of Default and no event reasonably expected to cause a Material Adverse Effect; effective Transaction Documents; perfected first-priority liens subject solely to Permitted Liens identified in writing; no injunction or legal prohibition; and continued listing/trading and DTC eligibility, except as Purchaser expressly waives in writing. The second advance is not due if these conditions are unmet by December 1, 2026; each Purchaser may waive or extend them in writing without waiving other rights.

ARTICLE II — COMPANY REPRESENTATIONS

2.1    Organization; Authority; Enforceability. The Company is duly organized, validly existing and in good standing under Nevada law, has power to own its property and conduct its business, and has authorized execution, performance, borrowing, granting security interests, issuance of the Pre-funded Warrant and issuance of underlying shares. Transaction Documents are binding obligations, subject to generally applicable bankruptcy and equitable principles. No further corporate approval is required other than approvals expressly identified on Schedule 1.

2.2    Capitalization and Issuance. The capitalization, outstanding convertible securities, warrants, options and commitments disclosed on Schedule 1 are true and complete in all material respects. Pre-funded Warrant shares, when duly issued in accordance with the Pre-funded Warrant, will be validly issued, fully paid and nonassessable. Sufficient authorized shares are reserved for the Pre-funded Warrant, and for any valid Company stock-payment election when permitted. No issuance will violate applicable exchange shareholder-approval rules.

2.3    SEC Reports; Financial Statements; No Misstatements. The Company has timely filed all material Exchange Act reports required during the preceding twelve months, taking permitted extensions into account, and those filings, taken as a whole and as corrected by later filings, contain no material misstatement or omission. Its financial statements fairly present in all material respects its financial condition in accordance with the accounting standards stated therein. Except as disclosed in SEC filings or Schedule 1, there has been no Material Adverse Effect since the latest reported financial statements.

2.4    No Conflict; Litigation; Compliance. Execution and performance do not violate the charter, applicable law, material agreements or court orders, and do not trigger any unwaived consent, default, acceleration or lien. There is no pending or, to the Company’s knowledge, threatened material litigation, investigation or insolvency proceeding except as disclosed in Schedule 1 or SEC filings. The Company is in material compliance with applicable securities laws and exchange rules.

2.5    Collateral; Title; Existing Debt. The Company and each applicable grantor own or have rights in the collateral purported to be pledged, free of liens other than the Permitted Liens disclosed on Schedule 1. Schedule 1 accurately lists all material secured debt, liens, existing financing arrangements and material restrictions on further indebtedness or liens. No other creditor has priority over Purchaser except as expressly accepted in writing by Purchaser. The Company has not granted an undisclosed conflicting security interest.

2.6    Investment Transaction; Disclosure. The Company has not engaged any broker entitled to compensation from Purchaser. It has provided Purchaser access to material information reasonably requested for this transaction. The Company shall not selectively disclose material nonpublic information to Purchaser without each Purchaser’s prior written consent and a mutually agreed confidentiality and public-disclosure protocol.

2.7    Subsidiaries; Ownership; Investments.

Schedule 1 identifies each subsidiary, jurisdiction, percentage ownership and material asset-holding entity. Except as specifically disclosed, the Company owns the equity interests it purports to own free of undisclosed

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liens. No subsidiary assets are represented to be collateral unless the applicable subsidiary executes a separate enforceable grant and perfection documents.

2.8    Taxes; Indebtedness; Solvency.

The Company has filed material tax returns and paid material taxes due except good-faith contested amounts with adequate reserves. Schedule 1 lists outstanding secured indebtedness, guarantees, defaults and material payment obligations. After giving effect to each advance, the Company is not insolvent under applicable fraudulent-transfer standards and is not entering into the Transaction Documents with intent to hinder, delay or defraud creditors.

2.9    Material Contracts; Defaults.

Except as disclosed in Schedule 1, the Company is not in material default under a material contract, loan, lease, license or judgment. Neither funding tranche, issuance of the Pre-funded Warrant nor the grant of security causes an undisclosed acceleration, cross-default, anti-dilution adjustment, consent right, mandatory prepayment or competing lien.

2.10    Intellectual Property; Insurance; Assets.

The Company owns or has valid rights to use intellectual property material to its business and has not received written notice of material infringement claims, except as disclosed. It maintains commercially reasonable property and liability insurance, and owns or leases the material assets used in its business, subject to disclosed liens and customary exceptions.

2.11    Regulatory and Securities Compliance.

Except as disclosed in SEC Reports or Schedule 1, the Company is not subject to a material unresolved SEC or exchange enforcement action, stop order, trading suspension, DTC restriction or delisting determination. The private placement will be effected pursuant to an available registration exemption, with required federal and state notices timely filed.

2.12    No Undisclosed Placement Compensation; No General Solicitation.

No broker, finder or investment banker is entitled to compensation from Purchaser in connection with this transaction. Neither the Company nor anyone acting on its behalf has conducted general solicitation inconsistent with the exemption relied upon. The Company is responsible for fees of any intermediary it retained.

ARTICLE III — PURCHASER REPRESENTATIONS

3.1    Investment Intent; Status. Purchaser acquires the Securities for its own account for investment and not with a present view to an unlawful distribution; is an “accredited investor” under Regulation D; understands the Securities have not been registered and may be subject to resale restrictions; and has had an opportunity to review Company disclosures and ask questions. Purchaser is not relying on Company representations other than those expressly contained in the Transaction Documents, without limiting liability for fraud.

3.2    Authority. Purchaser has the requisite authority to execute and perform this Agreement. each Purchaser’s obligations to fund Tranche B are expressly conditioned as set forth herein and do not waive any condition by reason of funding Tranche A.

ARTICLE IV — COVENANTS AND INVESTOR PROTECTIONS

4.1    Security and Priority. The Company shall execute and maintain the Security Agreement and cause each required grantor to execute joinders, UCC financing statements, control agreements, intellectual-property filings, lien releases and subordination agreements reasonably requested by Purchaser. The intended lien is first-priority and perfected, subject only to expressly approved Permitted Liens. Company shall not impair, contest or permit termination of each Purchaser’s security without written consent.

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4.2    Negative Covenants. While any Note obligation remains outstanding, without each Purchaser’s prior written consent, Company shall not, and shall cause material subsidiaries not to: (a) incur indebtedness except ordinary-course trade payables and indebtedness expressly listed as permitted; (b) create or permit liens other than Permitted Liens; (c) pay dividends, repurchase equity or make distributions except as permitted in the Notes;

(d) sell material assets outside the ordinary course; (e) enter affiliate transactions except on arm’s-length terms;

(f) merge, reorganize or transfer substantially all assets without successor assumption and compliance with the Notes; or (g) amend organizational documents in a manner materially adverse to Purchaser. More protective restrictions in the Notes or Security Agreement control.

4.3    Information and Compliance. The Company shall remain current in required SEC reporting, maintain its corporate existence, preserve material assets and insurance, pay material taxes subject to good-faith contests, and promptly notify Purchaser of any Default, material litigation, material adverse development, threatened delisting, DTC chill or lien claim. On reasonable request it shall provide financial and collateral information, compliance certificates and reasonable inspection access, subject to customary confidentiality safeguards.

4.4    Pre-funded Warrant; Share Reservation; Transfer Agent. The Company shall reserve sufficient authorized common stock for all Pre-funded Warrant shares, maintain transfer-agent arrangements, pay issuance, DTC and transfer-agent costs, and deliver shares promptly upon valid exercise, subject to applicable law and beneficial-ownership limitations in the Pre-funded Warrant. The Company shall use commercially reasonable efforts to support lawful legend removal and Rule 144 documentation when actually available, without guaranteeing eligibility or tacking.

4.4 A Piggyback Registration Rights. Upon the Company’s next filing of a registration statement under the Securities Act covering shares of Common Stock for its own account or any other securityholder (excluding Form S-4, Form S-8 or successor forms used solely for business combinations or employee plans), the Company shall include for resale all shares underlying each Purchaser’s Pre-funded Warrant, whether exercised or unexercised, and all shares issued or issuable in payment of principal under either Note, to the extent such shares are determinable and eligible for registration under applicable SEC rules. Company shall give each Purchaser at least ten Business Days’ advance written notice, and each Purchaser shall timely provide customary selling-stockholder information. If the SEC requires a cutback, any cutback between M2B and ADI shall be pro rata, and omitted securities shall be registered on the next eligible registration statement. The Company shall use commercially reasonable efforts to secure effectiveness and keep the statement effective until all covered shares have been sold or can be sold without restriction under Rule 144. The Company shall pay registration and filing costs, excluding selling commissions and separate Purchaser counsel fees. Neither Purchaser must exercise its warrant before the underlying shares are registered. This covenant does not guarantee SEC acceptance or Rule 144 eligibility.

4.5     Additional Financings; Anti-Circumvention. No subsequent financing, security issuance or asset transfer shall be structured to evade the Notes’ negative covenants, collateral protections or the Pre-funded Warrant’s anti-dilution provisions. Any variable-rate financing prohibition in the Notes applies fully. The Company shall give Purchaser prompt written notice of material proposed indebtedness, secured financing or equity-linked issuances that may affect each Purchaser’s rights.

4.6     Disclosure; Form D; Listing. The Company shall make all required Form D and state notice filings and any timely Form 8-K or other securities-law disclosure relating to the transaction, subject to applicable legal requirements. It shall maintain its exchange listing and DTC eligibility to the extent required by the Notes, and not disclose each Purchaser’s name in publicity beyond legally required disclosures without reasonable advance notice where practicable.

4.7     Indemnification. Company shall indemnify Purchaser and its affiliates, officers, directors, agents and counsel against third-party claims, losses and reasonable documented expenses arising from Company’s material breach of its representations, covenants or Transaction Documents or material violation of law in the issuance, except to the extent caused by an indemnified person’s gross negligence, willful misconduct or material breach. Indemnity

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includes reasonable defense costs and survives repayment, subject to applicable law; no duplicative recovery is permitted.

4.8     Enforcement; Expenses. The Company shall reimburse Purchaser for reasonable documented out-of-pocket enforcement costs, including attorneys’ fees, to the extent provided in the Notes and Security Agreement. Rights and remedies are cumulative, including specific performance and injunctive relief where legally available. Payments later avoided in bankruptcy or clawed back reinstate the corresponding obligation to the extent permitted by law.

4.9     Right of Participation in Subsequent Financings. While any principal remains outstanding, the Company shall provide Purchaser written notice of any proposed debt or equity-linked financing, including material economics and security terms, at least five Business Days before consummation (or a shorter period Purchaser accepts). each Purchaser shall have the right, but not the obligation, to participate for up to 25% of the cash amount of that financing on substantially the same economic terms, subject to applicable securities law and exchange rules. This right does not obligate Purchaser to fund any amount and does not waive the negative covenants restricting indebtedness and liens.

4.10     Most Favored Nation; No More Favorable Secured Debt. While the Notes is outstanding, if the Company issues to another financing counterparty debt securities with more favorable financial covenants, default remedies, default rates, collateral rights or prepayment protection, the Company shall promptly notify Purchaser and, upon each Purchaser’s written election, amend the corresponding protections in the Transaction Documents to provide substantially equivalent terms, to the extent legally permissible. No provision hereof authorizes otherwise prohibited indebtedness or liens.

4.11     Restriction on Variable-Rate Securities. Without each Purchaser’s prior written consent, which may be withheld, delayed, denied, or conditioned by Purchaser for any reason or for no reason in is sole and absolute discretion, while the Notes remains outstanding, the Company shall not enter into any new floating-price convertible debt, variable-rate equity line, floorless convertible security or other financing whose share issuance price is determined by a discount to future market prices, except transactions specifically listed and approved in Schedule 1. This covenant is in addition to, not in lieu of, the indebtedness and lien restrictions.

4.12     No Circumvention; Corporate Existence. The Company shall not amend, reorganize, transfer assets, enter into affiliate transactions or use subsidiaries or successor entities for the purpose of circumventing any Purchaser protection. It shall preserve corporate existence and material rights, and shall not consummate a merger, consolidation or substantially-all-assets sale unless the successor assumes the Obligations in writing and all lien rights remain valid and perfected.

4.13     Transfer Restrictions and Legend Removal. The Pre-funded Warrant and underlying shares may be transferred only in compliance with the Securities Act and applicable state law. The Company shall instruct its transfer agent to issue shares upon valid Pre-funded Warrant exercise in accordance with the definitive Pre-funded Warrant and shall remove restrictive legends when supported by an effective registration statement or an available exemption and customary supporting documentation. No automatic Rule 144 holding-period tacking or immediate unrestricted issuance is promised.

4.14     Disclosure; Material Nonpublic Information. The Company shall timely disclose material terms of the transaction to the extent required by securities laws and exchange rules. The Company shall not provide Purchaser material nonpublic information without prior written consent and an agreed confidentiality and public-disclosure protocol. The Company shall not assert that Purchaser is restricted from lawful trading solely by virtue of having executed the Transaction Documents.

4.15     Equity Protection; Stock Splits; Pre-funded Warrant. The Company shall maintain sufficient authorized and unissued common shares to satisfy the Pre-funded Warrant, subject to applicable exchange and shareholder approval requirements. The definitive Pre-funded Warrant shall provide customary adjustments for stock splits, combinations, reclassifications, dividends and fundamental transactions, without creating a holder right to convert

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the Notes. The two warrants cover an aggregate of 420,000 underlying shares, 210,000 for each Purchaser, subject to adjustments in the definitive warrants.

4.16     Further Assurances; Subsidiary Joinders. The Company shall execute and cause applicable subsidiaries to execute reasonably requested further documents, including additional grants, joinders, deposit account control agreements, intellectual property security agreements, financing statements, lien releases and subordination instruments, to the extent required to establish the expressly agreed collateral package. No subsidiary becomes bound merely by being named in this Agreement.

4.17     Specific Performance; Cumulative Remedies. each Purchaser may seek specific performance and injunctive relief for breaches of covenants for which damages would be inadequate, subject to applicable law and equitable principles. All contractual and statutory rights and remedies are cumulative; exercise or nonexercise of any right does not waive another.

ARTICLE V — ADDITIONAL REPRESENTATIONS AND COVENANTS (JANUARY 2024 PRECEDENT PROTECTIONS)

5.1    Financial Statements; Internal Controls. The Company represents that the financial statements included in its SEC Reports comply in all material respects with applicable accounting requirements and fairly present its financial position, results of operations and cash flows for the periods presented, subject to disclosed qualifications and normal year-end adjustments for interim statements. Except as disclosed in SEC Reports or Schedule 1, there has been no material change in accounting methods, no material undisclosed liability required to be reflected under applicable accounting standards, and no material weakness in internal controls that the Company is required to disclose but has not disclosed. The Company shall promptly provide Purchaser with copies of any auditor resignation, going-concern notice or material restatement announcement.

5.2    Litigation; Investigations; Orders. Except as set forth in the SEC Reports or Schedule 1, there is no action, suit, claim, inquiry, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any material subsidiary that would reasonably be expected to impair the Company’s ability to perform its obligations under the Transaction Documents, the validity of the Pre-funded Warrant or the enforceability or priority of the Security Interest. Neither the Company nor, to its knowledge, any director or executive officer acting in that capacity is subject to an undisclosed material injunction, cease-and-desist order or securities-related disqualification that would prohibit the contemplated transaction.

5.3    Material Changes; Undisclosed Events. Since the date of the most recent financial statements included in the SEC Reports, except as specifically disclosed in subsequent SEC Reports or Schedule 1, the Company has not:

(a) incurred a material uninsured loss; (b) disposed of material assets outside the ordinary course; (c) created a material undisclosed lien; (d) declared or paid an extraordinary dividend; (e) made a material change in capital structure or issued securities requiring disclosure; (f) entered into an undisclosed material related-party transaction; or (g) experienced an event reasonably expected to constitute a Material Adverse Effect. This representation is repeated at each funding date subject to written disclosure accepted by Purchaser.

5.4    Title; Priority; Perfection. The Company represents that Schedule 1 accurately identifies existing secured creditors, material collateral, all outstanding financing statements of which it is aware after reasonable inquiry, and any restrictions on granting further liens. It shall provide complete copies of requested credit agreements, collateral documents and payoff letters. The Company shall not represent that Purchaser holds a perfected first-priority security interest until the necessary filings, possession, control, releases and subordination steps have actually been completed. each Purchaser may refuse either advance if satisfactory evidence of the agreed lien priority has not been provided.

5.5    Continuing Financial and Operational Reporting. Until all Obligations have been discharged, the Company shall deliver, within ten Business Days after filing, copies of its Forms 10-K, 10-Q and 8-K upon request (or notify Purchaser that such filings are publicly available); promptly furnish written notice of any payment default, acceleration demand, covenant breach or material enforcement action by another creditor; and, within fifteen Business Days after each calendar quarter, provide an officer certificate addressing outstanding Note principal by

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tranche, accrued and paid interest, scheduled amortization, material liens, outstanding litigation and compliance with the Transaction Documents. each Purchaser may request reasonable supporting schedules, bank statements and collateral information where necessary to verify compliance, subject to confidentiality and applicable law.

5.6    Preservation and Maintenance of Collateral. The Company shall maintain the material property constituting Collateral in good working order, ordinary wear and tear excepted; maintain customary insurance for similar businesses; pay taxes, assessments and charges before they become delinquent, except good-faith contests supported by adequate reserves; and preserve and defend title to Collateral. Insurance proceeds relating to material Collateral losses shall be applied in accordance with the Security Agreement and any applicable lender loss-payee endorsement. The Company shall not terminate or materially modify insurance in a manner adverse to Purchaser without reasonable prior notice.

5.7    Restricted Payments; Affiliate Transactions. While any principal or accrued interest remains outstanding, the Company shall not, without each Purchaser’s prior written consent, pay cash dividends or other distributions, redeem or repurchase equity, make extraordinary payments to affiliates, forgive affiliate indebtedness or transfer material assets to an affiliate other than for fair value in the ordinary course of business, except transactions expressly approved in Schedule 1. Ordinary-course compensation and disclosed contractual payments on arm’s-length terms are permitted only to the extent not otherwise restricted by the Notes or Security Agreement.

5.8    Debt and Lien Incurrence; Cross-Default Notice. The Company shall not incur, guarantee or permit new funded indebtedness or grant or permit any lien other than indebtedness and liens expressly permitted under the Transaction Documents or approved in advance in writing by Purchaser. The Company shall give Purchaser prompt written notice of any default notice, acceleration, foreclosure threat, material lien filing or collateral seizure involving any existing or future creditor. No failure by Purchaser to object to a disclosed transaction shall constitute consent to a new lien or waiver of first-priority requirements.

5.9    Change of Control; Asset Sales; Successor Assumption. The Company shall not enter into a merger, consolidation, reorganization, change of control or sale of all or substantially all assets unless it has complied with any mandatory prepayment and consent provisions in the Notes and, if the Obligations remain outstanding, the successor assumes all Obligations by enforceable written instrument and grants or continues security interests with no diminution in agreed priority. The Company shall deliver advance notice and transaction documents reasonably requested by Purchaser. Nothing in this provision authorizes a transaction otherwise prohibited by the Notes.

5.10    Securities Issuance and Exchange Compliance. The Company shall obtain all corporate, stockholder, exchange and transfer-agent approvals legally required for issuance of the Pre-funded Warrant and its underlying shares. It shall not issue securities in violation of applicable Nasdaq shareholder approval or pricing rules. The Company shall maintain an accurate capitalization table, notify Purchaser of any reverse split, reclassification, recapitalization or fundamental transaction affecting Pre-funded Warrant rights, and comply with the definitive Pre-funded Warrant’s adjustment and exercise procedures.

5.11    Enforcement and Protective Advances. Following an Event of Default, each Purchaser may exercise all rights under the Notes, Security Agreement and applicable law. Reasonable amounts paid by Purchaser to preserve or protect Collateral, discharge an impermissible senior lien, maintain required insurance or enforce Transaction Documents shall be reimbursed by the Company to the extent authorized by those documents and applicable law. Purchaser is not obligated to make protective advances, continue funding or take possession of Collateral. The Company shall cooperate with commercially reasonable enforcement measures without waiving nonwaivable statutory protections.

5.12    Conditions Not Waived by Prior Funding. The funding of Tranche A, the acceptance of any partial payment, or each Purchaser’s knowledge of any condition shall not waive any requirement for Tranche B unless Purchaser expressly agrees in a signed writing. The Company shall bring down its representations at the second funding date and confirm no continuing Default or Event of Default, no material adverse development, and

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continued effectiveness of the collateral and securities documents. A breach of any continuing covenant remains subject to the applicable cure and default provisions in the Notes and Security Agreement.

ARTICLE VI — MISCELLANEOUS

6.1    Transaction Documents; Priority. “Transaction Documents” means this Agreement, the Notes, the Security Agreement, the Pre-funded Warrant and related executed closing instruments. The Notes governs economic terms, payment obligations, stock-payment elections and default remedies; the Security Agreement governs collateral attachment, perfection and enforcement; the Pre-funded Warrant governs warrant exercise and adjustments. This Agreement supplements rather than limits those documents. No holder conversion right is created.

6.2    Governing Law; Venue; Jury Waiver. This Agreement and disputes arising from the Transaction Documents shall be governed by Nevada law, without regard to conflicts principles, except mandatory law governing perfection and priority of security interests. Each party submits to exclusive jurisdiction of the state courts located in Clark County, Nevada and the United States District Court for the District of Nevada, to the extent subject-matter jurisdiction exists, and waives objections to venue and inconvenient forum. EACH PARTY KNOWINGLY AND VOLUNTARILY WAIVES TRIAL BY JURY TO THE MAXIMUM EXTENT PERMITTED BY LAW.

6.3    Notices. Notices shall be in writing and delivered by confirmed email, nationally recognized overnight courier or personal delivery to the addresses and email contacts designated in writing by the parties. Email notice is effective when transmitted without a delivery-failure message on a Business Day before 5:00 p.m. recipient local time; otherwise the next Business Day. Default notices shall also be sent by overnight courier where reasonably practicable.

6.4    Amendment; Waiver; Assignment. Any amendment or waiver must be written and signed by Company and Purchaser. No delay or partial exercise waives a right. each Purchaser may assign its rights and Note subject to securities laws and the Notes; Company may not assign obligations without each Purchaser’s prior written consent. This Agreement binds permitted successors and assigns.

6.5    Survival; Entire Agreement; Severability. Company representations survive each Closing and repayment for eighteen months, except fraud claims and covenants intended to survive, which survive according to law and their terms. The Transaction Documents and written schedules constitute the entire agreement. An unenforceable provision shall be severed only to the extent necessary without invalidating the balance. Counterparts and electronic signatures are effective as originals.

6.6    Termination of Unfunded Commitment. If Tranche B has not closed by December 1, 2026 due to unmet conditions or Company breach, each Purchaser may terminate its remaining funding commitment by written notice without affecting the outstanding Tranche A Note, Pre-funded Warrant, liens, indemnities or remedies. No termination releases any accrued liability.

6.7    Payment Set Aside; Reinstatement. If any payment or transfer to Purchaser is subsequently avoided, recovered or required to be repaid under bankruptcy, fraudulent-transfer or similar law, the relevant obligation shall be reinstated to the extent permitted by law, together with related security interests, as though the payment had not been made.

6.8    Usury Savings. Notwithstanding anything in the Transaction Documents, interest and other amounts treated as interest under applicable law shall not exceed the maximum lawful rate. Any excess received shall be applied to principal or refunded as required by law. This clause does not independently modify the agreed 18% ordinary rate or the Notes’ default-rate provisions except as required by law.

6.9    No Waiver; Severability; Counterparts. No course of dealing, delay or partial exercise waives any Purchaser right. An invalid or unenforceable provision shall be severed or limited to the extent necessary without affecting the remainder. This Agreement may be executed in counterparts and electronically, each treated as an original.

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6.10    Successors; Assignments; Third Parties. This Agreement binds and benefits permitted successors and assigns. The Company may not assign its obligations without each Purchaser’s prior written consent. each Purchaser may assign its rights with a permitted transfer of the Notes, subject to applicable securities law. No person other than the parties and expressly covered indemnified persons has third-party beneficiary rights.

6.11    Construction; No Implied Conversion. The parties have had an opportunity to review the Transaction Documents with counsel. Headings are for convenience. No language in this Agreement, including share-reservation or transfer-agent provisions, gives Purchaser any right to convert principal or interest into common stock. Only the Company may elect stock repayment of scheduled principal if and when a written stock-payment formula and related issuance conditions have been agreed.

[Signatures on following page]

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SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

COMPANY:

IQSTEL, INC.

By: /s/ Leandro Iglesias

Name: Leandro Iglesias

Title: Chief Executive Officer

Date: 10/20/2026

PURCHASER:

ADI FUNDING LLC

By: /s/ Ariella A. Basdeo

Name: Ariella A. Basdeo

Title: Managing Member

Date: 10/20/2026

PURCHASER:

M2B FUNDING CORP.

By: /s/ Daniel Kordash

Name: Daniel Kordash

Title: President

Date: 10/20/2026

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